UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01	Other Events.

Steam Rate Joint Proposal

Reference is made to “Regulatory Matters – Rate Agreements – Con Edison of New York – Steam” in Note B to the financial statements of Consolidated Edison, Inc. and Consolidated Edison Company of New York, Inc. (Con Edison of New York) in Item 8 of their combined Annual Report on Form 10-K for the year ended December 31, 2007 for information about Con Edison of New York’s November 2007 request to the New York State Public Service Commission (PSC) for a steam rate increase of $127 million.

On June 16, 2008, Con Edison of New York entered into a Joint Proposal with the PSC staff and other parties with respect to the rates the company can charge its customers for steam service. The Joint Proposal, which is subject to PSC approval, covers the period from October 1, 2008 through September 30, 2010. The Joint Proposal provides for steam rate increases of $43.7 million effective October 1, 2008 and 2009. The PSC is expected to consider the Joint Proposal in September 2008.

The Joint Proposal reflects the following major items:

•	an annual return on common equity of 9.3 percent;

•

any actual earnings above a 10.1 percent return on equity (based on actual average common equity ratio, subject to a 50 percent maximum) are to be shared as follows: half will be deferred for the benefit of customers and the other half is to be retained by the company (with half of the company’s share subject to offset to reduce any regulatory assets for under-collections of property taxes);

•

deferral as a regulatory asset or regulatory liability, as the case may be, of the difference between actual costs for pension and other post-retirement benefits, environmental remediation, property taxes, tax-exempt debt, municipal infrastructure support and certain other costs and amounts for those costs reflected in rates (90 percent of the difference in the case of property taxes and interference costs);

•

deferral as a regulatory liability of the revenue requirement impact (i.e., return on investment, depreciation and income taxes) of the amount, if any, by which actual steam production plant related capital expenditures are less than amounts reflected in rates;

•

potential negative earnings adjustment (revenue reductions) of approximately $950,000 to $1 million annually if certain business development, customer service and safety performance targets are not met;

•

amortization of certain regulatory assets and liabilities, the net effect of which will be a non-cash increase in steam revenues of $20.3 million over the two-year period covered by the Joint Proposal; and

•	continuation of the rate provisions pursuant to which the company recovers its fuel and purchased steam costs from customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: June 16, 2008